Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement ( No. 333-169233) on Form S-1/A of our report dated March 19, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BankAtlantic Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
October 6, 2010